UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2006

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	005-79915	33-0599368
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

5880 Pacific Center Blvd., San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

                On March 14, 2006, InfoSonics Corporation’s Chief Executive Officer Joseph Ram, Executive Vice President and Secretary Abraham Rosler and Chief Financial Officer Jeffrey Klausner adopted individual pre-arranged trading plans in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and the Company’s policies and procedures on stock transactions by officers, directors and employees.

                Messrs. Ram, Rosler or Klausner have not previously sold any shares of their holdings of InfoSonics Corporation’s common stock or common stock underlying options.  The pre-arranged stock trading plans were adopted in order to allow Messrs. Ram, Rosler and Klausner to sell a portion of their shares of common stock (and/or shares of common stock acquired upon the exercise of vested stock options) over time as part of their long-term strategies for individual asset diversification and liquidity.  Messrs. Ram, Rosler and Klausner will not have any discretion or control over the timing of stock sales or option exercises under the plan.  The transactions under the plans will be disclosed publicly through filings on Form 4 with the Securities and Exchange Commission.

                Sales under each plan are subject to certain prearranged minimum sale prices.  Mr. Ram’s plan provides for sales of up to 25,000 shares each month commencing May 11, 2006 (300,000 shares in the aggregate during the plan term).  Mr. Rosler’s plan provides for sales of up to 15,000 shares each month commencing May 24, 2006 (180,000 shares in the aggregate during the plan term).  Mr. Klausner’s plan provides for sales of up to 13,000 shares each month commencing May 19, 2006 (156,000 shares in the aggregate during the plan term).  All of the plans terminate on April 30, 2007 and shares not sold in a particular month may be carried over and sold in successive months during the term.

                Rule 10b5-1 permits insiders who are unaware of material, nonpublic information to adopt pre-arranged written agreements for trading securities in a non-discretionary manner.  Messrs. Ram, Rosler and Klausner, as well as other officers and directors of the Company, may adopt similar plans in the future.

                A copy of the press release regarding the trading plans is furnished herewith as Exhibit 99.1.

                The information furnished in this Current Report on Form 8-K, including the exhibit(s), shall not be deemed “filed” with the SEC and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.              Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 14, 2006

*****

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Jeffrey Klausner
Chief Financial Officer

Dated:   March 14, 2006

EXHIBIT INDEX

99.1	Press Release dated March 14, 2006